                                                                    EXHIBIT 12.1

                          HANGER ORTHOPEDIC GROUP, INC.
                Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in thousands)


                                                   1997         1998         1999         2000         2001
                                                ----------   ----------   ----------   ----------   ----------
Earnings:
     Income (loss) before taxes
         and extraordinary loss                 $   13,166   $   23,456   $   21,180   $  (15,493)  $   (7,976)
     Plus: fixed charges                             6,421        3,975       27,068       54,898       50,952
                                                ----------   ----------   ----------   ----------   ----------

                                                    19,587       27,431       48,248       39,405       42,976
                                                ----------   ----------   ----------   ----------   ----------

Fixed Charges:
     Interest expense, net
         including amortization of debt
         issuance expense                            4,933        1,902       22,177       47,072       43,065
     One-third of rent expense (1)                   1,488        2,073        4,891        7,826        7,887
                                                ----------   ----------   ----------   ----------   ----------
                                                     6,421        3,975       27,068       54,898       50,952
                                                ----------   ----------   ----------   ----------   ----------
Earnings to fixed charges ratio                        3.1          6.9          1.8          N/A          N/A
                                                ==========   ==========   ==========   ==========   ==========

----------
(1) Represents the portion of operating rental expense which our management believes is representative of the interest component of rental expense. These amounts exclude common and maintenance costs related to our lease agreements.